Exhibit 4.9
Execution Version
FIRST AMENDMENT AND LIMITED CONSENT TO
LOAN AND SECURITY AGREEMENT
This FIRST AMENDMENT AND LIMITED CONSENT TO LOAN AND SECURITY AGREEMENT (this "Amendment") is dated as of August L, 2018, and is entered into by and among PROMETHEAN WORLD LIMITED, a company incorporated in England and Wales with company number 07118000 ("Parent"), PROMETHEAN INC., a Delaware corporation ("Promethean U.S."), PROMETHEAN LIMITED, a company incorporated in England and Wales with company number 01308938 ("Promethean U.K.", and together with Promethean U.S., each, a "Borrower" and collectively, the "Borrowers"), the financial institutions party to this Agreement from time to time as Lenders, and BANK OF AMERICA, N.A., a national banking association ("Bank of America"), as agent and security trustee for the Lenders ( "Agent").
RECITALS
A.WHEREAS, Borrowers, Lenders and Agent have previously entered into that certain Loan and Security Agreement, dated as of June 25, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement"), pursuant to which the Lenders agreed to make loans and extend other financial accommodations to the Obligors;
B.WHEREAS, the Obligors have requested that Lenders and Agent consent to Promethean U.K. make a one-time Subordinated Debt to Netdragon and certain of its subsidiaries in the aggregate amount not to exceed $2,000,000 (the "2018 Subordinated Debt Payment"). The 2018 Subordinated Debt Payment is prohibited under Sections 10.2. I and 10.2.8 of the Loan Agreement and the Intercompany Subordination Agreement dated as of June 25, 2018 and the making thereof without the consent of Agent and Lenders would constitute an Event of Default under Section I l . I (c) of the Loan Agreement and Section 4 of the Intercompany Subordination Agreement; and
C.WHEREAS, the Obligors have requested that the Agent and Lenders consent to the 2018 Subordinated Debt Payment and amend the Loan Agreement in certain respects which Agent and Lenders are willing to do on the terms and subject to the conditions contained in this Amendment.
NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in the Loan Agreement and this Amendment, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
ARTICLE 1
DEFINITIONS
Section 1.1 Definitions. Initially capitalized terms used but not otherwise defined in this Amendment have the respective meanings given thereto in the Loan Agreement, as amended hereby.
Section 102 Recitals. The Recitals above are incorporated herein as though set forth in full and the Obligors stipulate to the accuracy of each of the Recitals.
ARTICLE 11
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AMENDMENTS TO LOAN AGREEMENT
    Section 2.1     New Definitions. The following new definitions are hereby added to Section
1.1 of the Loan Agreement in alphabetical order to read in its entirety as follows:
"First Amendment: means that certain First Amendment and Limited Consent to Loan and Security Agreement dated as of August 2018, by and among the Parent, Borrowers, Lenders and Agent."
"2018 Subordinated Debt Payment Reserve: a reserve equal to the aggregate amount of $4,000,000, which reserve shall equal $0 upon the Accounts owed by Thiemstone Limited have been paid in full."
Section 2.1 Amendment to the Definition of "Availability Reserve" in Section 1.1 of the Loan Agreement. The definition of "Availability Reserve" in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
"Availability Reserve: the sum (without duplication) of (a) the Rent and Charges Reserve; (b) the Bank Product Reserve; (c) the aggregate amount of liabilities secured by Liens upon Collateral that are or may be senior to Agent's Liens (but imposition of any such reserve shall not waive an Event of Default arising therefrom); (d) the Dilution Reserve; (e) the U.K. Priority Payables Reserve; (f) the 2018 Subordinated Debt Payment Reserve and (g) such additional reserves, in such amounts and with respect to such matters, as Agent in its Permitted Discretion may elect to impose from time to time."
Section 2.2 Amendment to the Definition of "Borrowing Base" in Section I .1 of the Loan Agreement. The definition of "Borrowing Base" in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
"Borrowing Base: on any date of determination, an amount equal to the lesser of (a) the aggregate Revolver Commitments minus the 2018 Subordinated Debt Payment Reserve, or (b) the sum of the U.K. Borrowing Base, plus the U.S. Borrowing Base."
Section 2.3 Amendment to the Definition of "U.K. Borrowing Base" in Section 1.1 of the Loan Agreement. The definition of "U.K. Borrowing Base" in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
"U.K. Borrowing Base: on any date of determination, an amount equal to the lesser of (a) the U.K. Sublimit minus the U.K. Priority Payables Reserve minus the 2018 Subordinated Debt Payment Reserve, or (b) the sum of the U.K. Accounts Formula Amount, minus the Availability Reserve allocated by Agent to Promethean U.K."
ARTICLE 111
LIMITED CONSENT OF 2018 SUBORDINATED DEBT PAYMENT
Limited Consent to 2018 Subordinated Debt Payment. Before giving effect to this Amendment, the 2018 Subordinated Debt Payment is prohibited under the terms and conditions of the Loan Agreement and the other Loan Documents. Subject to the terms and conditions hereof, the Agent hereby consents to the 2018 Subordinated Debt Payment subject to the following conditions:

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(a)Amount of 2018 Subordinated Debt Payment. The amount of the 2018 Subordinated Debt Payment shall not exceed $2,000,000 in the aggregate, which amount shall be applied in full to the outstanding principal amount of the Subordinated Debt (including interest and fees accrued thereon) designated for prepayment.
(b)No Default or Event of Default. Immediately prior to and after giving effect to the 2018 Subordinated Debt Payment, no Default or Event of Default shall have occurred and is continuing or would result therefrom.
(c)Timing of 2018 Subordinated Debt Payment. The 2018 Subordinated Debt Payment and all transactions related thereto shall have been completed as soon as practicable and in any event, no later than August 10, 2018.
ARTICLE IV
CONDITIONS PRECEDENT
This Amendment shall not be binding until each of the following conditions precedent has been satisfied in form and substance satisfactory to the Agent:
(a)The representations and warranties contained herein and in the Loan Agreement, as amended hereby, shall be true and correct in all material respects as of the date hereof as if made on the date hereof, except for such representations and warranties limited by their terms to a specific date;
(b)No Default or Event of Default shall have occurred and be continuing;
(c)The Obligors have delivered to the Agent, in form and substance acceptable to the Agent in its sole discretion, an executed original of this Amendment; and
(d)The Obligors shall have paid to the Agent the fees, costs, and expenses owed to and/or incurred by the Agent arising in connection with this Amendment (including reasonable attorneys' fees and costs).
ARTICLE V
ADDITIONAL COVENANTS AND MISCELLANEOUS
Section 5.1 Acknowledgment of the Obligors. The Obligors hereby represent and warrant that the execution and delivery of this Amendment and compliance by Obligors with all of the provisions of this Amendment: (a) are within the powers and purposes of the Obligors; (b) have been duly authorized or approved by the board of directors or managers of the Obligors; and (c) when executed and delivered by or on behalf of the Obligors, will constitute valid and binding obligations of each Obligor, enforceable in accordance with their terms. Each Obligor reaffirms its obligation to pay all amounts due to the Agent and the Lenders under the Loan Documents in accordance with the terms thereof, as modified hereby.
Section 5.2 Representations and Warranties. The Obligors represent and warrant that, after giving effect to this Amendment, each of the representations and warranties made by the Parent and each Borrower in Section 9 of the Loan Agreement is true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), in each case on and as of the date hereof as if made on and as of the date hereof, except in the case of any such representation or warranty that expressly relates to an earlier date, in which case such representation or warranty is true and correct in

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all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of such earlier date.
Section 5.3 Loan Documents Unmodified. Except as otherwise specifically modified by this Amendment, all terms and provisions of the Loan Agreement and all other Loan Documents, as modified hereby, shall remain in full force and effect. Nothing contained in this Amendment shall in any way impair the validity or enforceability of the Loan Documents, as modified hereby, or alter, waive, annul, vary, affect, or impair any provisions, conditions, or covenants contained therein or any rights, powers, or remedies granted therein, except as otherwise specifically provided in this Amendment. Subject to the terms of this Amendment, any lien and/or security interest granted to the Agent in the Collateral set forth in the Loan Documents shall remain unchanged and in full force and effect and shall continue to secure the payment and performance of all of the obligations.
    Section 5.4     Event of Default. A breach of this Amendment shall be an Event of Default.
Section 5.5    Parties, Successors and Assigns. This Amendment shall be binding upon the Obligors and shall inure to the benefit of the Lender and its respective successors and assigns.
Section 5.6 Counterparts. This Amendment may be executed in one or more counterparts and by telecopy, each of which, when so executed, shall be deemed to be an original, but all of which, when taken together shall constitute one and the same instrument.
Section 5.7 Headings. The headings, captions, and arrangements used in this Amendment are for convenience only, are not a part of this Amendment, and shall not affect the interpretation hereof.
Section 5.8 Expenses of Agent, Without limiting the terms and conditions of the Loan Documents, each Obligor agrees to pay on demand: (a) all costs and expenses incurred by the Agent in connection with the preparation, negotiation, and execution of this Amendment and the other Loan Documents executed pursuant hereto and any and all subsequent amendments, modifications, and supplements hereto or thereto, including without limitation, the costs and fees of the Agent's legal counsel; and (b) all costs and expenses reasonably incurred by the Agent in connection with the enforcement or preservation of any rights under the Loan Agreement, this Amendment, and/or the other Loan Documents, including without limitation, the costs and fees of the Agent's legal counsel.
Section 5.9 Choice of Law: Jury Trial Waiver. THIS AMENDMENT IS GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES EXCEPT FEDERAL LAWS RELATING TO NATIONAL BANKS. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO WAIVES ITS RIGHT TO A TRIAL BY JURY, IF ANY, IN ANY ACTION TO ENFORCE, DEFEND, INTERPRET, OR OTHERWISE CONCERNING THIS AMENDMENT. WITHOUT LIMITING THE APPLICABILITY OF ANY OTHER PROVISION OF THE LOAN AGREEMENT, THE TERMS OF SECTIONS 14.15 AND 14.16 OF THE LOAN AGREEMENT SHALL APPLY TO THIS AMENDMENT.
Section 5.10 Release.
(a)EACH OBLIGOR HEREBY IRREVOCABLY RELEASES AND FOREVER DISCHARGES AGENT, LENDERS AND THEIR AFFILIATES, AND EACH SUCH PERSON'S RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, MEMBERS, ATTORNEYS AND REPRESENTATIVES (EACH, A "RELEASED PERSON") OF AND FROM ALL DAMAGES, LOSSES, CLAIMS, DEMANDS, LIABILITIES, OBLIGATIONS, ACTIONS OR CAUSES OF ACTION WHATSOEVER (EACH A "CLAIM") THAT SUCH OBLIGOR MAY NOW HAVE OR CLAIM TO HAVE AGAINST ANY RELEASED PERSON ON THE DATE OF THIS

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AMENDMENT, WHETHER KNOWN OR UNKNOWN, OF EVERY NATURE AND EXTENT WHATSOEVER, FOR OR BECAUSE OF ANY MATTER OR THING DONE, OMITTED OR SUFFERED TO BE DONE OR OMITTED BY ANY OF THE RELEASED PERSONS THAT BOTH (1) OCCURRED PRIOR TO OR ON THE DATE OF THIS AMENDMENT AND (2) IS ON ACCOUNT OF OR IN ANY WAY CONCERNING, ARISING OUT OF OR FOUNDED UPON THE LOAN AGREEMENT OR ANY OTHER LOAN DOCUMENT. THE FOREGOING DOES NOT RELEASE ANY RELEASED PERSON FROM THE CONTINUING PERFORMANCE OF ITS OBLIGATIONS UNDER THIS AMENDMENT OR THE OTHER LOAN DOCUMENTS ON OR AFTER THE DATE HEREOF.
(b)EACH OBLIGOR INTENDS THE ABOVE RELEASE TO COVER, ENCOMPASS, RELEASE, AND EXTINGUISH, INTER ALIA, ALL CLAIMS, DEMANDS, AND CAUSES OF ACTION THAT MIGHT OTHERWISE BE RESERVED BY THE CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.
EACH OBLIGOR ACKNOWLEDGES THAT IT MAY HEREAFTER DISCOVER FACTS DIFFERENT FROM OR IN ADDITION TO THOSE NOW KNOWN OR BELIEVED TO BE TRUE WITH RESPECT TO SUCH CLAIMS, DEMANDS, OR CAUSES OF ACTION, AND AGREES THAT THIS AMENDMENT AND THE ABOVE RELEASE ARE AND WILL REMAIN EFFECTIVE IN ALL RESPECTS NOTWITHSTANDING ANY SUCH DIFFERENCES OR ADDITIONAL FACTS
Section 5.11 Total Agreement. This Amendment, the Loan Agreement, and all other Loan Documents shall constitute the entire agreement between the parties relating to the subject matter hereof, and shall not be changed or terminated orally.
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IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as Of the day and year first written above.
    PARENT:    PROMET1nAN WORLD LIMITED
By:
Name:
Title: Director
Title: Dixector
FIRST AMENDMENT AND CONSENT TO LOAN AND SECURITY AGREEMENT (PROMENEAN) SIGNAIURE PAGE
AGENT AND LENDERS:

BANK OF AMERICA, N.A., as Agent and Lender

Gregory	. Jo es
By:
Name:
Title: Senior Vice President

FIRST AMENDMENT AND LIMITED CONSENT TO LOAN AND SECURITY AGREEMENT (PROMETHEAN) SIGNATURE PAGE

ACKNOWLEDGMENT AND CONSENT BY GUARANTORS
Each of the undersigned (each, a "Guarantor") consents to the foregoing Amendment to Loan Agreement and other Loan Documents ("Amendment") and the transactions contemplated thereby and reaffirms its obligations under the Loan Documents to which it is a party, including but not limited to that certain Continuing and Unconditional Guaranty dated as of June 25, 2018 and that certain Guarantee and Debenture dated as of June 25, 2018, and that certain Pledge Agreement dated as of June 25, 201 8, as such documents may be amended, modified, supplemented or replaced from time to time.
Each Guarantor reaffirms, to the extent a party thereto, that its obligations under the Loan Documents are separate and distinct from the Borrowers' obligations and reaffirms its waivers of each and every one of the possible defenses to such obligations. [Signature Page Follows]

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    Agreed and Acknowledged:    PROMETHEAN WORLD LIMITED
By:
Name:
Title: Director
PROMETHEAN (HOLDNGS) LIMITED
By:
Name:
Title: Director
CHALIGREE LMITED
By:
Name:
Title: Director

ACKNOWLEDGMENT AND corqsEr•rr TO

FIRST AMENDMENT AND LIMITD CONSENT TO LOAN AND SECURITY AGREEMENT (PROMENEAN) SIGNATURE PAGE